UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

Uroplasty, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of
incorporation or organization

(001-32632)	41-1719250
Commission File No.	(I.R.S. Employer
Identification No.)

5420 Feltl Road
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 426-6140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 15, 2014, Uroplasty, Inc. published a press release providing information regarding its results of operations and financial condition for the quarter and year ended March 31, 2014.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Effective May 15, 2014, the Board of Directors (the “Board”) of Uroplasty, Inc. (the “Company”) approved and authorized discretionary cash bonuses to its principal executive officer and principal financial officer as set forth in the table below, for performance during the Company’s fiscal year ended March 31, 2014 (“2014 fiscal year”):

Name	Bonus Amount
Robert C. Kill President and Chief Executive Officer	$210,000	(1)
Brett Reynolds Senior Vice President, Chief Financial Officer and Secretary	$65,000

(1)  Pursuant to Section 2(b) of the Employment Agreement, dated as of July 22, 2013, between the Company and Mr. Kill, Mr. Kill was entitled to a minimum bonus of $150,000 for the 2014 fiscal year.

Although the Company did not grow its U.S. Urgent® PC sales of at least 19 percent, the previously established Company financial performance goal for annual incentive compensation for the 2014 fiscal year, the Board decided to award the foregoing discretionary cash bonuses to the principal executive officer and principal financial officer in recognition of their individual performance, contributions, and service to the Company during the 2014 fiscal year, and in consideration of certain other factors. Such other factors include changes in executive management during the 2014 fiscal year, the modifications to the Company’s sales execution strategy to focus on long term sustainable growth, four consecutive quarters of sequential growth for U.S. Urgent® PC after several quarters of sequential decline, and a significant increase in the Company’s value since filing of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99 Press Release Dated May 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROPLASTY, INC.

By	/s/ BRETT REYNOLDS
Brett Reynolds, Senior Vice President and
Chief Financial Officer

Dated:  May 15, 2014